REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Trustees and Shareholders
Lehman Brothers Income Funds
New York, New York


In planning and performing our audit of the financial statements of Neuberger Berman TaxFree Money
Fund (formerly Lehman Brothers TaxFree Money Fund)
(the Fund), a series of Lehman Brothers Income
Funds, as of and for the year ended March 31, 2009, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control
over financial reporting.   In fulfilling this responsibility, estimates
and judgments by management are
required to assess the expected benefits and related costs of
controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial statements for external purposes in accordance with
generally accepted accounting principles.   A companys internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control
does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A
material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





Board of Trustees and Shareholders
Lehman Brothers Income Funds
Page Two




Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies
in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2009.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Lehman Brothers Income Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 14, 2009